Exhibit 16


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K/A for RIM.COM INC. dated December 20, 2001.

/s/ Semple & Cooper, LLP

Phoenix, Arizona
December 21, 2001